UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) - August 27, 2004 (August 25, 2004)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction Of Incorporation)	(Commission File Number)	( IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant's Telephone Number)

Item 1.01

On August 25, 2004 MDC Partners Inc. announced that it had agreed to the material terms of an Employment Agreement that it will enter into with Steven Berns. Mr. Berns will serve as Vice Chairman and Executive Vice President and will be responsible for overseeing all of MDC’s treasury, capital markets, financial management, acquisition and administrative activities. He will replace Peter Lewis, MDC’s former Vice-Chairman and Executive Vice President, who is retiring from MDC after ten years of service. Mr. Berns’ initial term of employment will expire three years from the date of the agreement. He will receive an annualized base salary of $475,000, a sign-on bonus of $100,000, a calendar year 2004 bonus of $200,000, and will be eligible to receive an annual discretionary cash bonus in an amount up to 100% of his base salary thereafter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: August 27, 2004	MDC Partners Inc.

By:	/s/ Walter Campbell

Walter Campbell Chief Financial Officer